EXHIBIT 99.1

JOINT FILER INFORMATION

Name: BankAmerica Investment Corporation

231 So. LaSalle Street

Chicago, IL 60679

Designated Filer: Bank of America Corporation

Issuer and

Ticker Symbol: CMGI, Inc. (CMGI)

Date of Event

Requiring Statement: August 11, 2004

Signature: BANKAMERICA INVESTMENT CORPORATION

By: /s/ Debra M. Ingraham

Debra M. Ingraham

Attorney-in-Fact

Name: Fleet National Bank

175 Federal Street, 10th Floor

Boston, MA 02110

Designated Filer: Bank of America Corporation

Issuer and

Ticker Symbol: CMGI, Inc. (CMGI)

Date of Event

Requiring Statement: August 11, 2004

Signature: fleet national bank

By: /s/ Leah B. Sample

Leah B. Sample

Vice President